UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The Registrant has entered into a convertible promissory note a security purchase agreement dated July 31, 2017 and funded on August 1, 2017, in the amount of $100,000. The lender was Labrys Fund, LP.

The note is not convertible until six months from issuance and is convertible at a discount to the then market price of the notes as set forth in each note. The Registrant plans to prepay the note from its equity purchase agreement previously reported on Form 8-K, filed on February 13, 2017. The Note and related Securities Purchase Agreement requires the Registrant to maintain a reserve of 14,000,000 shares against conversions. The Registrant does not currently have such shares available and has initiated steps to increase its authorized common shares from 100,000,000 to 200,000,000 shares. If the Registrant fails to accomplish this goal by the end of September, it will be in default under the note. After discounts, expenses and other fees due the lenders, the Registrant received net proceeds of $92,000 which were applied to working capital.

The forgoing is a summary of the notes and securities purchase agreements and is qualified in its entirety by the notes and security purchase agreements, which are exhibits hereto.

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Note – Labrys Fund, LP
10.2	Securities Purchase Agreement – Labrys Fund, LP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

August 8, 2017	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

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